Exhibit 10.5

Amendment to

Stock Option Award Agreement

Symetra Financial Corporation and the undersigned Participant are parties to a Stock Option Award Agreement (“Agreement”) issued to Participant pursuant to the Symetra Financial Corporation Equity Plan. In order to align the Agreement with the Symetra Financial Corporation Executive Severance Pay Plan and the Symetra Financial Corporation Senior Executive Change in Control Plan, the parties hereto agree to amend the Agreement as follows:

1. Notwithstanding Section 2 of the Agreement, in the event of a termination of employment that entitles the Participant to severance under the Executive Severance Pay Plan, any unvested Stock Options shall vest pro rata based on full years from the Grant Date to date of termination, divided by the number of years from the Grant Date to the Vesting Date under the Agreement, and may be exercised within 90 days following termination of employment.

2. Notwithstanding Section 2 of the Agreement, in the event of a termination of employment due to a Change in Control that entitles the Participant to severance under the Senior Executive Change in Control, all unvested Stock Options shall vest in full if termination without Cause or Constructive Termination occurs within 24 months (rather than 12 months) after a Change in Control, and may be exercised during the 90 days following termination of employment.

Dated                     , 2013

SYMETRA FINANCIAL CORPORATION

By

Its

PARTICIPANT:

Name: